Exhibit 99(a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
Offer to Purchase for Cash
by
ACTIVISION BLIZZARD, INC.
of
Up to 146,500,000 Shares of Its Common Stock
at a Purchase Price of $27.50 Per Share

  THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON WEDNESDAY, AUGUST 13, 2008, UNLESS ACTIVISION BLIZZARD EXTENDS THE TENDER OFFER (SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE TENDER OFFER, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

        As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery (or a manually executed facsimile thereof) must be used to accept the tender offer if:

          (a)   certificates representing your shares of common stock, par value $0.000001 per share (the "Common Stock"), of Activision Blizzard, Inc., a Delaware corporation ("Activision Blizzard," "we," "us" or the "Company"), are not immediately available or cannot otherwise be delivered to the Depositary before the Expiration Time; or

          (b)   the procedure for book-entry transfer described in the Offer to Purchase and the accompanying Letter of Transmittal cannot be completed before the Expiration Time; or

          (c)   time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary before the Expiration Time.

        This Notice of Guaranteed Delivery, signed and properly completed, must be delivered by hand, mail or overnight delivery or transmitted by facsimile to the Depositary before the Expiration Time at the address or facsimile number set forth below. Tenders using this Notice of Guaranteed Delivery may be made only by or through an Eligible Institution. See Section 3 of the Offer to Purchase and Instruction 1 of the Letter of Transmittal. All capitalized terms used and not defined herein shall have the same meaning as in the Offer to Purchase.

The Depositary for the Tender Offer is:

Continental Stock Transfer & Trust Company

By Mail:	By Overnight Courier:	By Hand Delivery:
Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Attention: Reorganization Department 17 Battery Place, 8th Floor New York, New York 10004
Facsimile Transmission: (212) 616-7610
Confirm Receipt of Facsimile by Telephone: (212) 509-4000 extension 536

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the address set forth above, or by facsimile transmission, before the Expiration Time. Deliveries to the Company or the Information Agent will not be forwarded to the Depositary and therefore will not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

        The undersigned hereby tenders to Activision Blizzard the number of shares of Common Stock indicated below, on the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 2008 (the "Offer to Purchase"), the accompanying Letter of Transmittal and other related materials (which together, as each may be amended or supplemented from time to time, constitute the "tender offer"), receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

(Please Type or Print Except for Signature(s))

        Number of Shares to be Tendered:                                    Shares*

        *Unless otherwise indicated, it will be assumed that all shares are to be tendered.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

Address(es):

(Include Zip Code)
Telephone Number, including Area Code:

Signature(s):

Dated:	, 2008

If shares will be tendered by book-entry transfer to The Depository Trust Company, please check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees: (a) that the person(s) named above "own(s)" the shares of Common Stock tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act; (b) that such tender of shares of Common Stock complies with Rule 14e-4 promulgated under the Exchange Act; and (c) to deliver to the Depositary either the certificates representing the shares of Common Stock tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares of Common Stock, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) business days (as defined in the Offer to Purchase) after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, or an Agent's Message in the case of a book-entry transfer, and certificates for shares of Common Stock to the Depositary, or complete the procedures for book-entry transfer deliveries, within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

(Please Type or Print Except for Signature)

Name of Firm:
Authorized Signature:
Name:
Title:
Address:
(Include Zip Code)
Telephone Number, including Area Code:
Dated:	, 2008

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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